Sub-Item 77C - Submission of matters to a vote of security holders

On December 7, 2009, a special meeting of shareholders was held at which Fund shareholders voted on (i) the election of a Director of the Corporation; (ii) changes to or the elimination of certain fundamental investment limitations with respect to various Funds; (iii) certain changes to the investment goals of various Funds; and (iv) the reclassification of the investment goals of each of the Funds as non-fundamental. All of the proposals were approved as set forth below:

I. Election of Stephen M. Watson as Director of the Corporation


                                   FOR                WITHHOLD

U.S. Large Cap Fund             37,890,328.223        31,274.000
Non-U.S. Large Cap Fund        221,043,445.966       140,797.000
Global Small & Mid Cap Fund    263,245,602.969       112,984.000
Global Opportunities Fund      418,446,808.545       227,431.000
Real Return Fund               165,654,465.038        65,144.215
Fixed Income Fund               22,670,031.317                 0
Municipal Bond Fund             40,920,338.009        27,570.000

The following other persons also serve as Directors of the Corporation:

Eugene P. Beard
Patricia L. Francy
Robert M. Kaufman
John R. Whitmore

II-A.	Elimination of Fundamental Investment Limitations
Relating to Mortgaging, Pledging or Hypothecating Assets

                            FOR               AGAINST              ABSTAIN
U.S. Large Cap Fund          37,921,602.223       0                 0
Non-U.S. Large Cap Fund     221,184,242.966       0                 0
Global Small & Mid Cap Fund 263,241,636.870       0           116,950.099
Global Opportunities Fund   418,666,629.195    7,610.350            0
Real Return Fund            165,710,866.038    8,743.215            0
Fixed Income Fund            22,617,184.409   30,791.908            0
Municipal Bond Fund          40,928,233.073   19,674.936            0

II-B. Elimination of Fundamental Investment Limitations Relating to Joint Securities Trading Account

                            FOR                 AGAINST           ABSTAIN
U.S. Large Cap Fund          37,921,602.223         0              0
Non-U.S. Large Cap Fund     221,177,636.209      6,606.757         0
Global Small & Mid Cap Fund 263,241,636.870         0          116,950.099
Global Opportunities Fund           n/a            n/a             n/a
Real Return Fund            165,710,866.038      8,743.215         0
Fixed Income Fund            22,617,184.409     30,791.908         0
Municipal Bond Fund          40,947,908.009         0              0

II-C. Revision of Fundamental Investment Limitations Relating to Borrowing

                               FOR             AGAINST       ABSTAIN
U.S. Large Cap Fund          37,890,648.874    30,953.349      0
Non-U.S. Large Cap Fund     221,176,186.234     8,056.732      0
Global Small & Mid Cap Fund 263,230,437.262    11,199.608   116,950.099
Global Opportunities Fund   418,654,922.071    19,317.474        0
Real Return Fund            165,710,866.038     8,743.215        0
Fixed Income Fund            22,617,184.409    30,791.908        0
Municipal Bond Fund          40,947,908.009         0            0

II-D. Revision of Fundamental Investment Limitations Relating to Lending

                              FOR              AGAINST       ABSTAIN
U.S. Large Cap Fund          37,890,648.874   30,953.349        0
Non-U.S. Large Cap Fund     221,176,186.234    8,056.732         0
Global Small & Mid Cap Fund 263,230,437.262   11,199.608     116,950.099
Global Opportunities Fund   418,654,922.071   19,317.474         0
Real Return Fund            165,710,866.038    8,743.215         0
Fixed Income Fund            22,617,184.409   30,791.908         0
Municipal Bond Fund          40,928,233.073   19,674.936         0

II-E. Revision of Fundamental Investment Limitations Relating to Investments in Real Estate, Real Estate Mortgage Loans, Oil, Gas or Other Mineral Exploration, Leasing or Development Programs

                                  FOR           AGAINST       ABSTAIN
U.S. Large Cap Fund            37,890,648.874   30,953.349     0
Non-U.S. Large Cap Fund       221,176,186.234   8,056.732      0
Global Small & Mid Cap Fund   263,230,437.262   11,199.608  116,950.099
Global Opportunities Fund     418,667,865.955   6,373.590       0
Real Return Fund                  n/a             n/a           n/a
Fixed Income Fund              22,617,184.409   30,791.908      0
Municipal Bond Fund            40,947,908.009      0            0

II-F. Revision of Fundamental Investment Limitations Relating to Investments in Commodities
                                FOR           AGAINST        ABSTAIN
U.S. Large Cap Fund          37,890,648.874  30,953.349         0
Non-U.S. Large Cap Fund     221,182,792.991   1,449.975         0
Global Small & Mid Cap Fund 263,241,636.870      0         116,950.099
Global Opportunities Fund   418,666,629.195   7,610.350         0
Real Return Fund                n/a              n/a           n/a
Fixed Income Fund            22,617,184.409  30,791.908         0
Municipal Bond Fund          40,947,908.009      0              0

II-G. Revision of Fundamental Investment Limitations Relating to Issuance of Senior Securities

                                  FOR           AGAINST         ABSTAIN
U.S. Large Cap Fund          37,921,602.223         0             0
Non-U.S. Large Cap Fund     221,184,242.966         0             0
Global Small & Mid Cap Fund 263,230,437.262    11,199.608      116,950.099
Global Opportunities Fund   418,666,629.195    7,610.350          0
Real Return Fund            165,710,866.038     8,743.215         0
Fixed Income Fund            22,617,184.409    30,791.908         0
Municipal Bond Fund          40,928,233.073    19,674.936         0

II-H. Revision of Fundamental Investment Limitations Relating to Industry Concentration

                                FOR              AGAINST     ABSTAIN
U.S. Large Cap Fund           37,921,602.223      0            0
Non-U.S. Large Cap Fund      221,184,242.966      0            0
Global Small & Mid Cap Fund  263,241,636.870       0       116,950.099
Global Opportunities Fund    418,666,629.195   7,610.350        0
Real Return Fund             165,710,866.038   8,743.215        0
Fixed Income Fund             22,644,184.913   3,791.404        0
Municipal Bond Fund           40,947,908.009       0            0

II-I. Revision of Fundamental Investment Limitations Relating to Issuer Diversification

                             FOR                AGAINST    ABSTAIN
U.S. Large Cap Fund           37,921,602.223      0          0
Non-U.S. Large Cap Fund      221,184,242.966      0          0
Global Small & Mid Cap Fund  263,241,636.870      0      116,950.099
Global Opportunities Fund    418,674,239.545      0          0
Real Return Fund             165,710,866.038   8,743.215     0
Fixed Income Fund             22,644,184.913   3,791.404     0
Municipal Bond Fund           40,947,908.009      0          0

III. Change in Investment Goal

                                FOR           AGAINST       ABSTAIN
U.S. Large Cap Fund          37,921,602.223      0            0
Non-U.S. Large Cap Fund     221,176,186.234    1,449.975    6,606.757
Global Small & Mid Cap Fund    n/a              n/a           n/a
Global Opportunities Fund      n/a              n/a           n/a
Real Return Fund            165,710,866.038   8,743.215        0
Fixed Income Fund              n/a              n/a           n/a
Municipal Bond Fund          40,928,233.073  19,674.936        0

IV. Reclassification of Investment Goal as Non-Fundamental

                                 FOR            AGAINST       ABSTAIN
U.S. Large Cap Fund           37,804,678.874    85,970.000    30,953.349
Non-U.S. Large Cap Fun       221,059,048.234   118,587.975     6,606.757
Global Small & Mid Cap Fund  263,141,459.870   100,177.000   116,950.099
Global Opportunities Fund    418,473,200.661   195,705.350     5,333.534
Real Return Fund             165,643,251.038    76,358.215         0
Fixed Income Fund             22,229,434.913   418,541.404         0
Municipal Bond Fund           40,928,233.073    19,674.936         0